                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 6, 2003

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)





          MISSOURI                    1-11848                   43-1627032
(State or Other Jurisdiction of      (Commission              (IRS Employer
       Incorporation)                File Number)         Identification Number)


           1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (636) 736-7000

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ITEM 5.  OTHER EVENTS

     On November 6, 2003, RGA issued a press release announcing the pricing of the offering of 10,500,000 shares of its common stock. RGA has granted the underwriters a 30-day option to purchase up to 1,575,000 additional shares of common stock. A copy of this press release is filed with this report as
Exhibit 99.1 and incorporated by reference herein.


     In order to furnish certain exhibits for incorporation by reference into the registration statement related to this offering, RGA is filing the underwriting agreement relating to the offering and an opinion of RGA's counsel regarding the validity of the shares.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     Exhibit No.             Exhibit
        1.1                  Underwriting Agreement, dated November 6, 2003, by
                             and among RGA, Goldman, Sachs & Co. and Lehman
                             Brothers Inc. and each of the other underwriters
                             named in Schedule 1 thereto

        5.1                  Opinion of James E. Sherman, Esq.

       23.1                  Consent of James E. Sherman, Esq.

       99.1                  Press release of Reinsurance Group of America,
                             Incorporated dated November 6, 2003 announcing the pricing of the offering of 10,500,000 shares of its common stock.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     REINSURANCE GROUP OF AMERICA,
                                     INCORPORATED

Date: November 7, 2003               By:  /s/ Jack B. Lay
                                          --------------------------------------
                                          Jack B. Lay
                                          Executive Vice President and Chief
                                          Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                  Exhibit
-----------                  -------
1.1                          Underwriting Agreement, dated November 6, 2003, by and among RGA, Goldman,
                             Sachs & Co. and Lehman Brothers Inc. and each of the other underwriters named in Schedule 1 thereto

5.1                          Opinion of James E. Sherman, Esq.

23.1                         Consent of James E. Sherman, Esq. (included in Exhibit 5.1)

99.1                         Press release of Reinsurance Group of America, Incorporated dated November 6,
                             2003 announcing the pricing of the offering of 10,500,000 shares of its common stock.

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